UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 19, 2008

TCF FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

001-10253

41-1591444

(State or other jurisdiction of

(Commission File Number)

(IRS Employer Identification No.)

incorporation or organization)

200 Lake Street East, Mail Code EX0-03-A, Wayzata, Minnesota 55391-1693

(Address of principal executive offices)

(952) 745-2760
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04 Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

On November 25, 2008, TCF Financial Corporation (the “Company”) sent a notice (the “Notice”) to its directors and executive officers informing them that in order to transfer administration of the Company’s Employees Stock Purchase Plan (the “401-K Plan” or “Plan”) to a new third party administrator, Plan participants will be unable to direct or diversify investments in their accounts under the Plan, or obtain distributions from the Plan, during the period beginning at 3:00 p.m. Central Time on December 19, 2008 and ending on or before January 9, 2009 (the “Blackout Period”).

The Notice also states that, pursuant to certain provisions of the Sarbanes-Oxley Act of 2002 and rules of the Securities and Exchange Commission, the Company’s directors and executive officers will be prohibited from trading in the Company’s common stock acquired in connection with service as a director or executive officer of the Company.

A copy of the Notice is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein in its entirety.

During the Blackout Period and for two years after the end date thereof, a stockholder or other interested person may obtain, without charge, specific information regarding the Blackout Period, by contacting Mr. Greg Pulles, Vice Chairman, at 200 Lake Street E., Wayzata, MN  55391, or (952) 475-7910.

On November 19, 2008, the Company received the notice from the Plan as required by Section 101(i)(2)(E) of the Employee Retirement Income Security Act of 1974, as amended.

Item 9.01 Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit No.	Description

99.1	Notice to Directors and Executive Officers of TCF Financial Corporation, dated November 25, 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TCF FINANCIAL CORPORATION

/s/ William A. Cooper
William A. Cooper,
Chairman and Chief Executive Officer
(Principal Executive Officer)

/s/ Thomas F. Jasper
Thomas F. Jasper, Executive Vice President and
Chief Financial Officer
(Principal Financial Officer)

/s/ David M. Stautz
David M. Stautz, Senior Vice President,
Controller and Assistant Treasurer
(Principal Accounting Officer)

Dated:    November 25, 2008

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